UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☒           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

DWS ENHANCED COMMODITY STRATEGY FUND, INC.
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT ACTIVISM PARTNERS LLC
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
WESTERN INVESTMENT TOTAL RETURN FUND LTD.
ARTHUR D. LIPSON
BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
BENCHMARK PLUS PARTNERS, L.L.C.
BENCHMARK PLUS MANAGEMENT, L.L.C.
ROBERT FERGUSON
SCOTT FRANZBLAU
RICHARD A. RAPPAPORT
WILLIAM J. ROBERTS
NEIL CHELO
MATTHEW S. CROUSE
ROBERT H. DANIELS
GREGORY R. DUBE
ROBERT A. WOOD
LYNN D. SCHULTZ

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

2

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MAY 28, 2010

ANNUAL MEETING OF STOCKHOLDERS
OF
DWS ENHANCED COMMODITY STRATEGY FUND, INC.
_________________________

PROXY STATEMENT
OF
WESTERN INVESTMENT LLC

_________________________

We have lost all confidence in Deutsche and the Board of Directors and believe that they are unfit to manage closed-end funds.

This solicitation is a step in Western Investment’s campaign to oust Deutsche from managing closed-end funds.  Please vote the GOLD proxy.  Together we will knock down the undemocratic hurdles erected by Deutsche and its Board, which are designed to block YOU from exercising your basic voting rights as stockholders.

Western Investment LLC, a Delaware limited liability company (“Western Investment” or “we”), together with its fellow participants in this solicitation is the largest investor in DWS Enhanced Commodity Strategy Fund, Inc. (the “Fund”).  We are writing to you in connection with the election of our eight nominees to the board of directors of the Fund (the “Board”) at the annual meeting of stockholders scheduled to be held on Monday June 28, 2010 at 2:00 p.m., Eastern time, at the New York Marriott Eastside, 525 Lexington Avenue, New York, NY 10017, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”).

We are investors specializing in investing in closed-end funds and have proven over many years to be ethical activist investors for all stockholders.  We have taken a stance in connection with 32 issuers since 2004. All completed activism situations resulted in significant pro-stockholder action by the issuer.  In every situation, the same result was available to all stockholders.  We did not benefit in any way except as a stockholder, we have never accepted any fees nor did we accept “greenmail” or participate in any transaction not available to all other stockholders.  We are proud of our public record, and proud of the role we have played in creating value for stockholders.

We have numerous investments in other funds managed or controlled by Deutsche Investment Management Americas Inc. (“DB America”) and affiliates of DB America (collectively, “Deutsche”).  We believe that Deutsche, a subsidiary of Deutsche Bank AG, the German banking conglomerate, through its mismanagement and bad-actions, is taking advantage of the stockholders of its closed-end funds, and this Fund in particular, and maximizing its own benefits at those stockholders’ expense.

Time and time again Deutsche Bank AG and Deutsche have been associated with financial scandals.  Most recently they were identified as one of the Wall Street firms that assembled complex securities so that they and their clients could bet against home prices.  We are afraid there is little to stop Deutsche from exploiting this Fund post-merger for its own benefit as it has with so many others.  We are reaching out to stockholders of a number of Deutsche managed funds, including DWS Multi-Market Income Trust (KMM), DWS Strategic Income Trust (KST), DWS High Income Trust (KHI), DWS RREEF World Real Estate & Tactical Strategies Fund, Inc. (DRP), DWS Dreman Value Income Edge Fund, Inc. (DHG) and DWS Global High Income Fund, Inc. (LBF) to share our concerns that Deutsche is unfit to manage closed-end funds.  We have never felt compelled to take such widespread action before.  However, we believe that the actions by this Board and Deutsche can no longer be tolerated.  We strongly believe that Deutsche and the Board should no longer be managing closed-end funds, and Western Investment intends to continue fighting to end, once and for all, Deutsche’s management of closed-end funds.

We are furnishing this proxy statement and the enclosed GOLD proxy card to stockholders in order to:

1.
Elect three Western Investment nominees to the Board to serve as Class I Directors of the Fund until the Fund’s annual meeting of stockholders held during its 2012-2013 fiscal year and until their respective successors have been duly elected and qualify;

2.
Elect five Western Investment nominees to the Board to serve as Class III Directors of the Fund until the Fund’s annual meeting of stockholders held during its 2011-2012 fiscal year and until their respective successors have been duly elected and qualify;

3.	Oppose the Fund’s proposed Agreement and Plan of Reorganization and the transactions it contemplates;

4.	Approve Western Investment’s stockholder proposal to terminate the Fund’s investment management agreement; and

5.	Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

If you have already sent a proxy card furnished by the Fund’s management to the Fund, you have every right to change your vote by signing, dating and returning the enclosed GOLD proxy card or by following the instructions for telephone or Internet voting detailed thereon.  Only your latest dated proxy card counts!

Please refer to Appendix A - Information Concerning the Annual Meeting and the Fund’s proxy materials for additional information concerning the Annual Meeting, including voting and proxy procedures, votes required for approval of the proposals and the solicitation of proxies.

If you have any questions or require assistance voting your shares of common stock of the Fund (the “Shares”), please contact [_____________], who is assisting us, at their address and toll-free number listed on the following page.  This proxy statement and the enclosed GOLD proxy card are first being furnished to stockholders on or about June [__], 2010.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Proxy Statement, GOLD proxy card and additional information can be found at:
www.fixmyfund.com

IMPORTANT

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

•
If your Shares are registered in your own name, you may vote such Shares by signing, dating and mailing the enclosed GOLD proxy card in the enclosed return envelope to Western Investment, c/o [_____________], in the enclosed postage-paid envelope today.

•
If your Shares are held for you by a brokerage firm, bank, bank nominee or other institution on the record date, only they can vote such Shares and only upon receipt of your specific instructions.  Accordingly, please instruct your broker or bank to vote the GOLD proxy card on your behalf by following the instructions for Internet voting detailed on the enclosed GOLD proxy card, by calling the toll-free number contained therein, or by signing, dating and mailing the enclosed GOLD proxy card in the enclosed return envelope

•	If you choose to use Internet voting, Western Investment will be identified as “Opposition” on Proxyvote.com

If you have any questions or need assistance voting your shares, please call:
[_____________]
[_____________]
[_____________]

Stockholders Call Toll-Free at: (___) ___-____
Banks and Brokers Call Collect at: (___) ___-____

You may also contact Western Investment LLC via email at
info@fixmyfund.com

DEUTSCHE AND THE BOARD HAVE FAILED STOCKHOLDERS SEND A MESSAGE TO THE FUND: Deutsche and its affiliates should not be associated with the Fund or any other closed-end fund

REASONS FOR OUR SOLICITATION

Western Investment, together with the other participants in this solicitation, is the largest investor in the Fund.  We are committed to our investment in the Fund.  Our interests are aligned with the interests of all stockholders – if our investment in the Fund prospers, so does yours.

The Fund and its Board have a long history over the past several years of ignoring stockholders and taking extraordinary actions to subvert the will of stockholders and remain in power

•
The Board ignored a stockholder vote at the Fund’s 2008 annual meeting, when an overwhelming majority of stockholders--64% to 36%--voted in favor of Western Investment’s nominees.  Western Investment had nominated five exemplary candidates for election to the Board at the Fund’s 2008 annual meeting.  Our candidates received a majority of votes by a nearly 2 to 1 margin.  Due to a stockholder unfriendly bylaw provision requiring that a director receive an absolute majority of all outstanding shares for election, our nominees were not officially elected and the incumbent directors have continued serving on the Board for an additional 19 months, and counting.  The fact that the incumbent directors continue to serve despite a majority of stockholders voting for opposing candidates illustrates the practical effect of this provision which is that in any contested election, where it is unlikely either side receives an absolute majority, the incumbents remain in office.  This will not go on forever.  A provision of the recently proposed Wall Street reform bill would force the Fund to eliminate its absolute majority vote requirement and finally permit stockholders to elect their true representatives; otherwise the Fund would face delisting from the New York Stock Exchange.

•
The Fund failed to hold a 2009 annual meeting.  Following the overwhelming stockholder support for Western Investment’s nominees at the 2008 annual meeting, the Fund did not hold an annual meeting of stockholders in 2009.  In response, the Fund proceeded to delay holding any meeting of stockholders until the last possible moment under New York Stock Exchange rules.  We believe this is just one more example of the Fund’s incumbent directors entrenching themselves.

•
The Fund has ignored overwhelming stockholder demand to exit the Fund.  Over a period of three years, the Fund had a series of six 5% tender offers, each of which was vastly oversubscribed, receiving subscriptions from at least 50% of outstanding shares.  Until Western Investment commenced its actions against the Fund, there was never any real indication from the Fund that it would address the concerns of holders of over 50% of the Fund’s Shares, who clearly wanted to exit the Fund.

•
The Board opted into the Maryland Control Share Acquisition Act (“MCSAA”) in an effort to limit Western Investment’s and possibly other stockholders’ rights to vote their Shares.  The MCSAA prevents a stockholder from voting any shares it holds in excess of 10% and imposes other limitations on ownership and, with respect to the Fund, serves no real purpose other than to disenfranchise stockholders and entrench incumbent members of the Board.

The SEC’s Director of the Division of Investment Management has criticized actions taken by the Fund

In a speech in November 2009, Andrew Donohue, the Director of the SEC’s Division of Investment Management, reviewed numerous practices taken by independent directors of investment companies and commented on the legality of such practices.

•
Mr. Donohue criticized the adoption by a fund, or more particularly its board, of the MCSAA, stating “even when state law authorizes it, [the adoption] may be inconsistent with federal law and not in the best interest of the fund and its shareholders.”  Mr. Donohue continued, “In my view, a provision which denies a shareholder deemed to posses ‘control shares’ the right to vote those shares constitutes a denial of equal voting rights and may violate the fundamental requirement that every share of the fund’s stock be voting stock.”  The Fund opted into the MCSAA in 2009.

•
Mr. Donohue also criticized the classic entrenchment maneuvers employed by the Deutsche directors - delaying the annual meeting and the imposition of a requirement that the election of directors requires the affirmative vote of a majority of outstanding shares.

o
Mr. Donohue stated that “the effect of the [meeting] delay is to postpone the ability of the shareholders to replace the existing board.”  The Fund has not held an annual meeting of stockholders in 19 months, and counting.

o
He similarly noted that the absolute majority voting rule “amounts to an anti-takeover device that keeps the existing board in place.”  Western Investment’s nominees received a majority of votes at the Fund’s 2008 annual meeting; the Fund ignored the will of stockholders and the incumbents remain in office.

The Board and the Fund are still fighting the will of stockholders

As a result of the Fund’s actions, we were forced to act to protect ours and our fellow stockholders’ rights.  We filed suit to compel the Fund to hold a meeting of stockholders (something the Fund has not done for 19 months), to restore stockholders' ability to vote all of their Shares and to have the Fund put its change in investment objective to a vote of stockholders, as mandated in the Fund’s registration statement.  These are not petty issues we have with the Fund.  These go to the heart of basic stockholder rights.  Yet the Fund has fought us vigorously every step of the way.  Why?

Now, rather than simply liquidating the Fund, the Board is recommending a merger.  Again we ask why?  We believe the Board is showing its true allegiance to Deutsche in this blatant attempt to retain assets under management for Deutsche, instead of returning those assets to stockholders.  If a stockholder wants to exit the Fund following the merger, they will have to pay a 1% redemption fee.  This is just another penalty for leaving the clutches of Deutsche.

If elected, our nominees will support immediate tender offers followed by a liquidation of the Fund to economically and efficiently return capital to each stockholder.  We believe this will be quicker and less expensive than the Fund’s proposed merger, which we believe is an attempt to continue to retain assets for Deutsche so that Deutsche can continue to collect and receive management fees from managing those assets.

The Fund’s investment manager and its affiliates have a troubled history of being censured by the SEC, being sued by stockholders and taking actions adverse to fund stockholders

Deutsche has a long and troubled history of litigation with fund stockholders, and seems more than willing to act in their own self-interest regardless of the consequences for stockholders and the general public.  They have run afoul of the Securities and Exchange Commission (the “SEC”) and other regulatory bodies multiple times.  We are concerned that Deutsche, which is supposed to be protecting fund investors, is instead being sued by them.

We filed a complaint (the “Complaint”) against the Fund, with respect to the Fund’s failure to hold a meeting of stockholders during 2009, requesting that the Fund hold a meeting of stockholders to elect directors at the earliest date legally possible.  The Complaint also seeks to ensure that the Fund recognizes the voting rights of all of Western Investment’s Shares and that the Fund’s adoption of the MCSAA is void and does not affect Western Investment’s rights to vote any of its Shares at the Annual Meeting, as well as any future meetings of stockholders. We were also forced to sue the Fund in 2008 when it violated law by not providing us with a list of stockholders.

Additionally, since 2003, Deutsche has been the subject of no less than three SEC censures for, among other things, illegal mutual fund market timing practices, concealing trade steering and favorable commission arrangements with favored brokers and, essentially, trading its “proxy” votes for banking business.

Besides SEC censures and the resulting penalties, Deutsche’s self-interested actions have resulted in, among other things:

•
an agreement with the New York Attorney General whereby Deutsche had to, among other things, (i) establish a $250 million fund to compensate mutual fund stockholders for the adverse effects of market timing attributable to market timing relationships, (ii) reduce the advisory fees it receives from certain of its funds for a period of at least five years and (iii) implement changes to its governance and compliance procedures;

•	numerous lawsuits being filed against Deutsche relating to its market timing actions by stockholders harmed by these actions;

•
a lawsuit filed against Deutsche for failing to disclose material, exceptional risks associated with two sister funds of the Fund, DWS RREEF Real Estate Fund, Inc. (“SRQ”)  and DWS RREEF Real Estate Fund II, Inc. (“SRO”).  Subsequently, under pressure from stockholders and in the face of losses in net asset value of an unbelievable 88% and 95%, respectively, the boards and management of SRQ and SRO decided to liquidate the Funds.  We believe the decision to liquidate was ultimately made out of a desire to protect SRO and SRQ from further embarrassment rather than out of an interest in doing what was best for stockholders;

•	a summary order from the West Virginia Securities Commissioner to cease and desist relating to Deutsche’s marketing and sale of auction rate securities;

•	a lawsuit filed against it and a settlement with the SEC relating to misrepresentations made by Deutsche regarding auction rate securities; and

•
a lawsuit filed against The New Germany Fund, Inc., (the “New Germany Fund”) a sister fund to the Fund, by stockholders of the New Germany Fund relating to the New Germany Fund’s attempts to restrict the directors that could serve on its board of directors.  The New Germany Fund eventually settled with the stockholders by agreeing to conduct an in-kind tender offer for 20% of its outstanding Shares.

We do not believe Deutsche, or any of its affiliates, should be associated with the Fund

You should be aware that:

•	The Fund shares its board of directors with 125 other funds in the Deutsche fund complex, each of whom are paid at least $240,000 per year by Deutsche.

•	The officers of the Fund also serve in the same capacity at all of the other closed-end funds managed by Deutsche, including SRO, SRQ and the New Germany Fund.

•	The Fund is marketed as one of 14 closed-end fund “products” offered by Deutsche on its website.

We wonder how stockholders are to trust that this Board will objectively evaluate the actions given the Fund’s relationship with an investment manger that seems more than willing to step over its own investors to make a buck.  It is time for stockholders to send a message to the Board that the Board will be held accountable for its actions.

The Board has a history of disregarding best practice corporate governance recommendations --indicative of a board that does not place stockholders’ interests first

Deutsche has enacted a number of hurdles to block stockholders from exercising their rights at democratic elections and which serve to protect the incumbent trustees and directors.  These hurdles include staggering the Board, implementing an absolute majority vote rule in contested elections and preventing large stockholders from voting all of their shares.  A staggered board provides that directors or trustees are elected for a term of three years, with only approximately one-third of directors or trustees up for election each year.  The Council of Institutional Investors, a nonpartisan, not-for-profit association of public, labor and corporate employee benefit funds with assets exceeding $3 trillion, is a leading advocate for improving corporate governance standards and strengthening investor rights.  It recommends, together with Proxy Governance, Inc., a leading proxy advisory firm, that in contested elections companies with a majority vote requirement for the election of directors use plurality voting so candidates receiving the most votes win.  The absolute majority vote rule, in place at the Fund and other closed-end funds managed by Deutsche, provides that directors or trustees are elected only by a majority of shares outstanding, thereby permitting the incumbents to remain in office if no nominee receives the votes of a majority of the shares outstanding.  Certain of the Deutsche funds unbelievably provide that an unelected incumbent would remain in office for three years under this circumstance.  A recent example involves DHG, another Deutsche managed fund with the same board as the Fund.  At the annual meeting of stockholders held just weeks ago, Western Investment’s nominees received a [plurality] of votes, but this vote was ignored by the Board and, to date, the rejected incumbents remain in office.

Additionally, Egan-Jones Proxy Services, Glass, Lewis & Co. and RiskMetrics Group, three of the leading proxy advisory firms, in addition to The Council of Institutional Investors, all recommend that all members of a board of directors be elected annually.  Even Deutsche’s own Global Proxy Voting Guideline “is to vote against proposals to classify the board and for proposals to repeal classified boards and elect directors annually” because “directors should be held accountable on an annual basis. By entrenching the incumbent board, a classified board may be used as an anti-takeover device to the detriment of the stockholders in a hostile take-over situation.”  Amazingly and against their own global guidelines, which Deutsche self-servingly chooses not to apply to closed-end funds, the Fund maintains a classified board.

Deutsche’s Global Proxy Voting Guidelines also explicitly state that “control share statutes, enacted at the state level, may harm long-term share value by entrenching management. They also unfairly deny certain shares their inherent voting rights.”  Needless to say, the Board did not put opting into the MCSAA to a vote of stockholders.  Instead the Board opted into the MCSAA, without the input of stockholders, in order to “defend its stewardship of the Fund.”

Western Investment believes the current independent members of the Board, who receive compensation for service on 126 Deutsche funds, may be too beholden to the Fund’s investment manager

According to the Fund’s most recent proxy statement, all incumbent independent directors are a director of at least 126 funds in the Deutsche fund complex.

While the current composition of the Board appears to satisfy applicable securities and investment company laws, we question whether service by each of the Fund’s directors of at least 126 funds in the same fund complex is in the best interests of the Fund’s stockholders.  We question the effect this arrangement may have on their independent judgment as directors of the Fund.  Consider:

•
the inherent conflicts of interest that we believe could arise as a result of serving as a director of so many registered investment companies.  For example, we believe a person serving in such multiple positions may become unduly beholden to the Fund’s investment manager, and less inclined to act in the best interests of the Fund’s stockholders;

•
the incumbent directors’ lucrative arrangement whereby they each collect at least $240,000 in annual fees in the aggregate for their service on 126 Deutsche fund boards.  We believe they could become far too beholden to the investment manger to take decisive action that benefits stockholders if it would negatively affect the fees collected by the Fund’s investment manager; and

•
in light of their positions and fee arrangements whether the current directors are able to perform the essential task of evaluating the abysmal performance of the Fund’s investment manager.  Being paid at least $240,000 by 126 Deutsche funds, we question whether they are the ones who should be minding the store.

The Fund’s NAV discount is unacceptable

The Fund's Share price has traded at a persistent discount to its per Share net asset value (“NAV”) that has averaged 11.8% since its inception until the week ended April 30, 2010, and was as great as 25.5% on October 8, 2008.  Thus, when stockholders sell their Shares they are forced to leave behind a sizeable portion of the value underlying those Shares.  We believe that the persistence of this discount is, in part, due to the perception that the persistent and substantial NAV discount is not being addressed by the Board.  Any time a stockholder chooses to sell his or her ownership of a closed-end fund at a steep discount to NAV, that stockholder is harmed no matter what the fund’s discount was at the time the stockholder purchased their Shares of that fund.  When a NAV discount is excessive, a selling stockholder is forced to leave behind a substantial portion of the value underlying the Shares at the time of sale.  We believe the fair value of a share of common stock of a closed-end fund should be its NAV, or a value very close.

The table below shows the discount of the Fund’s Share price to the Fund’s NAV since March 31, 2005 (on the last day of each calendar quarter).

Quarter Ending	% (Discount) to NAV
March 31, 2005	(11.2)
June 30, 2005	(13.1)
September 30, 2005	(13.5)
December 31, 2005	(11.8)
March 31, 2006	(14.7)
June 30, 2006	(14.5)
September 30, 2006	(13.4)
December 31, 2006	(10.6)
March 31, 2007	(14.3)
June 30, 2007	(12.4)
September 30, 2007	(14.6)
December 31, 2007	(12.3)
March 31, 2008	(14.2)
June 30, 2008	(12.0)
September 30, 2008	(17.4)
December 31, 2008	(16.5)
March 31,2009	(11.6)
June 30, 2009	(6.1)
September 30, 2009	(7.2)
December 31, 2009	(7.7)
March 31,2010	(7.5)

We note that the Fund has frequently been among the worst of all closed-end funds in terms of discount to NAV and, in fact, that the Fund has frequently traded in the bottom 5% of all closed-end funds in terms of discount to NAV.  As a specific example of just how dismal the Fund's NAV discount has been, during the period from the Fund’s inception until the week ended April 30, 2010, the Fund's average discount of 11.8% was in the bottom 8% of 614 publicly traded US domiciled closed-end funds currently registered with the SEC.1

Do Not Be Fooled by the Fund’s Claims.  We believe the recent reduction in the Fund’s discount to NAV is directly attributable to our involvement in the Fund.  Further, for the Fund to take credit for any narrowing of the discount following the announcement of the merger completely disregards the fact that it is the Board’s and management’s failures that required the drastic and almost unheard of step of open-ending the Fund.

SERIOUS ACTION BY THE BOARD IS NEEDED.  IT IS TIME TO SEND A MESSAGE BY VOTING FOR THE WESTERN INVESTMENT SLATE ON THE ENCLOSED GOLD PROXY CARD.

1 The funds used in this comparison were all closed-end funds as disclosed in The Wall Street Journal and all closed-end funds listed by Thomson Reuters, excluding closed-end funds that are not publicly traded or do not provide regularly updated net asset values.

PROPOSAL NO. 1 AND NO. 2: ELECTION OF DIRECTORS

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of our nominee directors.  We have nominated Arthur D. Lipson, Richard A. Rappaport and William J. Roberts (each a “Nominee” and collectively, the “Class I Nominees”) to be elected to the Board as Class I Directors at the Annual Meeting and Neil Chelo, Matthew S. Crouse, Robert H. Daniels, Gregory R. Dube and Robert A. Wood (each a “Nominee,” collectively the “Class III Nominees” and, together with the Class I Nominees, the “Nominees”) to be elected to the Board as Class III Directors at the Annual Meeting.

THE NOMINEES

Neil Chelo (Age 38) is currently the Director of Research of Benchmark Plus Management, L.L.C. (“BPM”), the managing member of each of Benchmark Plus Partners, L.L.C. (“BPP”) and Benchmark Plus Institutional Partners, L.L.C. (“BPIP”).  Prior to serving as Director of Research, Mr. Chelo served as a senior analyst at BPM.  BPP and BPIP are each in the business of acquiring, holding and disposing of investments in various companies.  Prior to joining BPM, Mr. Chelo served as a portfolio manager and trader at Rampart Investment Management Company, an asset manager specializing in derivative strategies.  Mr. Chelo received his Bachelor of Science in Finance and his Master of Science in Finance from Bentley College.  Additionally, Mr. Chelo has been awarded the Chartered Financial Analyst (CFA), Chartered Alternative Investment Analyst (CAIA) and Financial Risk Manager (FRM) designations.  Mr. Chelo’s extensive experience in the investment industry gives him a strong understanding and insight into the challenges and issues facing the Fund.

Matthew S. Crouse (Age 36) has served as a portfolio manager at Western Investment since February 2003.  From January 2002 to January 2003, he served as the Manager of Market Risk Control for Duke Energy, a utility company with an affiliated real estate operation.  From June 2000 to December 2001, he served as Manager/Director of Research for The New Power Company, a retail energy supplier.  Mr. Crouse received a Ph.D. in Electrical Engineering from Rice University and a Masters of Business Administration from the University of Houston.  Mr. Crouse is also a CFA charterholder.  Mr. Crouse’s experience as a portfolio manager at Western Investment and his investment experience have given him a strong understanding and insight into the challenges and issues facing the Fund.

Robert H. Daniels (Age 62) is an Emeritus Professor of Accounting at San Francisco State University, where he has taught Tax and Business Law courses since 1983 and has served as acting Department Chair, Director of the Graduate Tax Program and member of the University Budget Committee.  Mr. Daniels’ research interests include the problem of tax complexity and the prospects for simplification.  Mr. Daniels also currently manages his own private tax consulting practice and has been a practicing California attorney since 1973.  Mr. Daniels received his B.A. from Harvard College, with honors, a J.D. from Harvard Law School and his LLM in Taxation from Golden Gate University.  Mr. Daniels’ extensive accounting and tax knowledge and research and academic experience will provide valuable insight to the Board.  Mr. Daniels has thirty years of experience as an investor in closed-end funds.

Gregory R. Dube (Age 55) is the founder of Roseheart Associates (“Roseheart”), a private company that invests in securities and real estate, and has served as managing member and Chairman since its inception in 1997.  From 1998 to 2002, Mr. Dube was at Alliance Capital, where he served as the head of the Global High Yield Group from 1999 to 2002.  Before joining Alliance Capital, Mr. Dube was a partner at Donaldson, Lufkin & Jenrette, responsible for the Tax-Exempt Capital Markets Division.  Mr. Dube has an extensive background in the credit securities markets, including experience with trading and selling credit instruments, including corporate, high-yield, private placement, mortgage, Euro and distressed debt and derivatives.  Mr. Dube currently serves on the Advisory Committee of New England Realty Associates Limited Partnership (AMEX:NEN), a partnership engaged in the business of acquiring, developing, holding for investment, operating and selling real estate, and as a member of the executive committee of Navigare Partners, LLC.  Mr. Dube received his A.B. from Harvard College and was a Rhodes Scholar Nominee.  Mr. Dube’s extensive investment experience, background in the credit securities markets and public board experience provides unique insight to the challenges and issues facing the Fund.

Arthur D. Lipson (Age 67) has been managing private investment partnerships since 1995.  He has been the sole managing member of Western Investment, which has acted as the general partner, managing member or investment manager, as the case may be, of private investment partnerships in certain funds since 1997.  Western Investment specializes in investing in undervalued companies.  Mr. Lipson has additional substantial experience in sales and trading and research, including previously heading all fixed income research for Lehman Brothers and for Paine Webber, was a known leader in the industry, and created, among other things, the Lehman Brothers bond indices.  From 2007 to 2008, Mr. Lipson served as a director of Pioneer Municipal and Equity Income Trust (“PBF”), during which time Mr. Lipson oversaw the elimination of a 17% discount to PBF’s net asset value and the merger of PBF into Pioneer Tax Free Income Fund, an open-end fund.  Mr. Lipson received a Masters of Science from Columbia University and a Bachelors of Science from the California Institute of Technology.  Mr. Lipson’s extensive investment experience, particularly with respect to closed-end funds, gives him strong insight into the challenges and issues facing the Fund.

Richard A. Rappaport (Age 63) has been an attorney with Cohne, Rappaport & Segal, P.C., a Utah law firm, since 1975.  Mr. Rappaport’s area of practice is concentrated in real estate, including real estate finance, real estate related litigation, mortgage loans, municipal revenue bond, real estate development, and commercial and business litigation.  Prior to commencing his private practice, Mr. Rappaport also served as a law clerk to the Honorable John W. Oliver, Federal District Judge, in the Western District of Missouri.  Mr. Rappaport received an A.B. degree from Columbia College and his J.D. from Columbia Law School.  Mr. Rappaport’s background will provide valuable experience and insight with respect to the corporate governance issues and other challenges facing the Fund.

William J. Roberts (Age 53) has served as a Board Member of the League of Conservation Voters since 1990 and as its Chair since 2003.  From 1990 to 1996, Mr. Roberts served as the Legislative Director of the Environmental Defense Fund (“EDF”).  He served as EDF’s Strategic Communications Director from 1996 to 1998.  Mr. Roberts has also served as the President and Executive Director of the Beldon Fund, a non-profit organization dedicated to supporting nonprofit advocacy organizations in building a national consensus to achieve and sustain a healthy planet, from 1998 to 2008.  Mr. Roberts currently serves as the Director of U.S. Advocacy for the Atlantic Philanthropies (USA) Inc., a collection of charities operating in seven countries.  Mr. Roberts has a Bachelors and Masters degree in Economics from Yale University and a J.D. from the University of Chicago.  Mr. Roberts’ management and board experience will provide valuable insight to the Board.

Robert A. Wood (Age 72) is an Emeritus Professor of Finance at the University of Memphis, where he had served as a Distinguished Professor of Finance from 1990 through 2008.  Professor Wood previously taught at Penn State University and New York University. His education includes a Ph.D. in Finance from the University of Pittsburgh, a Masters in Operations Research from Stanford University, and a Bachelors in Economics from the University of Washington. He was a member of the Presidential Task Force on Market Mechanisms (The Brady Commission) that studied the market crash in 1987, and a founding member of the NASD Economic Advisory Board. Professor Wood is the founder and Executive Director of the Institute for the Study of Security Markets, a nonprofit Educational Foundation that promotes securities markets research by providing transactions data to academic institutions.  Professor Wood’s academic and financial background provides unique insight into the corporate responsibility and corporate governance issues and other challenges facing the Fund.

There can be no assurance that the election of our Nominees will improve the Fund’s business or otherwise enhance stockholder value.  Your vote to elect the Nominees will have the legal effect of replacing eight incumbent directors of the Fund with our Nominees.

The election of the Nominees requires the affirmative vote of a majority of the Shares outstanding and entitled to vote thereon.

For additional information concerning our Nominees, see Appendix B - Information Concerning the Nominees.

YOU ARE URGED TO VOTE FOR THE ELECTION OF WESTERN INVESTMENT’S NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 3 MERGER OF THE FUND, A CLOSED-END INVESTMENT COMPANY, INTO DWS ENHANCED COMMODITY STRATEGY FUND, AN OPEN-END INVESTMENT COMPANY

As discussed in further detail in the Fund’s proxy statement, the Fund is seeking stockholder approval to merge the Fund into DWS Enhanced Commodity Strategy Fund, an open-end investment company (the “Merger”).  We are opposed to the Merger.  As we described above, the Board and management have failed stockholders.  Yet they are asking stockholders to reward their failure by approving the Merger so that Deutsche can continue to manage the Fund.

As you are aware, the Board and management are proposing the Fund merge into a fund with the same managers and an admittedly worse performance record.  On top of that, the Fund is also proposing penalizing stockholders who wish to sell their Shares in the next year with a 1% redemption fee.  To recap, because of a failure to effectively manage the Fund’s discount to NAV, the Fund:

•	has altered the Fund’s original investment strategy;

•	will subject stockholders to a “lockup” period of one-year during which selling stockholders will be subject to a 1% redemption fee; and

•	will potentially subject stockholders to a higher expense ratio unless the combined funds continue to attract investors and spur inflows.

The Merger is an attempt by the Fund to retain the Fund’s assets, your money, in the Deutsche fund management machine.  To withdraw your money within one year following the Merger, you will have to pay a 1% penalty.  If elected, our  Nominees will immediately work to commence tender offers followed by a liquidation to provide for what we believe will be a maximum return of capital that will be less costly than then Fund’s proposed merger.

YOU ARE URGED TO VOTE AGAINST THE PROPOSAL TO MERGE THE FUND INTO DWS ENHANCED COMMODITY STRATEGY FUND, AN OPEN-END INVESTMENT COMPANY.

PROPOSAL NO. 4: TERMINATION OF THE INVESTMENT MANAGEMENT AGREEMENT

Due to what we believe the failure of the Board and management, as discussed in further detail above, we believe the current investment management agreement should be terminated.

Accordingly, we have submitted the following proposal for stockholder approval at the Annual Meeting.

Stockholder Proposal

RESOLVED, that the Investment Management Agreement between DWS Enhanced Commodity Strategy Fund, Inc., formerly DWS Global Commodities Stock Fund, Inc. (“GCS”), and Deutsche Investment Management Americas Inc. (“Deutsche Management”) shall be terminated.

Supporting Statement:

As significant stockholders of GCS, we have lost confidence in GCS’s investment manager, Deutsche Management, as well as in GCS’s Board.  We believe that a majority of GCS stockholders’ share our concerns.  We further believe Deutsche Management has provided inferior management to GCS and should be replaced.

Specifically, for the twelve month period ended March 31, 2009, GCS returned a negative 40.1% on a net asset value basis.  Deutsche Management also oversaw losses in net asset value of an unbelievable 95% and 88%, respectively, over the same twelve months in two sister funds of GCS, DWS RREEF Real Estate Fund II, Inc. (AMEX:SRO) and DWS RREEF Real Estate Fund, Inc. (AMEX:SRQ). In addition to poor performance, GCS’s shares have traded at a persistent discount to its per share net asset value, frequently over 15% over the past five years, bottoming out at an incredible 25% in October 2008.

In addition, since December 2005, GCS stockholders have sent seven messages to management for change–through six tender offers and the 2008 election of directors.  Specifically, over 50% of stockholders tendered their shares in GCS’s program of six tender offers for GCS’s common stock, with over 62.5% tendering in the final tender offer alone.  Then, just three months after the final tender offer, stockholders voted for Western Investment’s director nominees at the 2008 annual meeting by an almost two to one margin.  Despite this overwhelming stockholder support, the Board, due to a bylaw provision requiring a vote of a majority of outstanding shares to elect directors, remains unchanged.

In our opinion, management and the Board have ignored the voice of stockholders for too long.  We believe in this difficult market and economic environment, stockholders NEED a top investment manager.  We believe Deutsche Management is NOT a top manager, and that stockholders deserve better.  That is why we are requesting this extraordinary action of having stockholders’ directly act to terminate the investment management agreement.  It is our opinion that there are other investment advisers who will prove more adept at managing GCS, addressing GCS’s significant discount to NAV and taking actions that are in stockholders’ best interests.  If you agree and believe GCS should terminate the management agreement with Deutsche Management to provide the opportunity to replace them with a truly first-rate fund manager in order to better maximize the value of your shares, please vote FOR this proposal.

Applicable law provides that stockholders of the Fund may terminate the management agreement by a vote of the lesser of (A) 67% or more of the voting securities present at the Annual Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy at the Annual Meeting and (B) more than 50% of the outstanding voting securities of the Fund.  Abstentions and broker non-votes will have the effect of votes against this proposal.

VOTE FOR THIS PROPOSAL TO SEND A MESSAGE TO THE BOARD THAT DEUTSCHE’S FAILURES WILL NO LONGER BE TOLERATED

VOTING AND PROXY PROCEDURES

The Fund has set the close of business on April 23, 2010 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Fund, as of the Record Date, there were 15,961,840.26 Shares outstanding.

VOTES REQUIRED FOR APPROVAL

The election of a director of the Fund requires the affirmative vote of a majority of the Shares outstanding and entitled to vote thereon.

The approval of the Merger requires the affirmative vote of a majority of the outstanding Shares.

The approval of our stockholder proposal that the Fund’s investment management agreement be terminated requires a vote of the lesser of (A) 67% or more of the voting securities present at the Annual Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy at the Annual Meeting and (B) more than 50% of the outstanding voting securities of the Fund.

The information set forth above regarding the votes required for approval of the proposals is based on information contained in the Fund’s proxy statement.  The incorporation of this information in this proxy statement should not be construed as an admission by us that such process and procedures are legal, valid or binding.

ABSTENTIONS

Abstentions will be counted for the purpose of determining whether a quorum is present.  Abstentions will not be counted as votes cast on any proposal set forth in this proxy statement.  Accordingly, abstentions will have the effect of a vote against the election of Western Investment’s Nominees and a vote against the Merger.

DISCRETIONARY VOTING

Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote.

For additional and related information concerning the voting and proxy procedures for the Annual Meeting, see Appendix A - Information Concerning the Annual Meeting.

IF YOU WISH TO VOTE FOR THE ELECTION OF OUR NOMINEES TO THE BOARD OR FOR OUR STOCKHOLDER PROPOSAL, PLEASE VOTE YOUR SHARES BY TELEPHONE OR INTERNET (WESTERN INVESTMENT WILL BE IDENTIFIED ON PROXYVOTE.COM AS “OPPOSITION”), AS DESCRIBED IN THE ENCLOSED GOLD PROXY CARD, OR BY SIGNING, DATING AND RETURNING PROMPTLY THE ENCLOSED GOLD PROXY CARD, IN THE POSTAGE-PAID ENVELOPE PROVIDED.

OTHER MATTERS, PARTICIPANT AND ADDITIONAL INFORMATION

Western Investment is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Western Investment is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

We are asking you to vote FOR the election of our Nominees.  The enclosed GOLD proxy card may only be voted for our Nominees and does not confer voting power with respect to the Fund’s nominees.  We intend to vote all of our Shares for the election of our Nominees and will not vote our Shares in favor of any of the Fund’s director nominees.

Western Investment has omitted from this proxy statement certain disclosure required by applicable law that is already included in the Fund’s proxy statement.  This disclosure includes, among other things, biographical information on the Fund’s directors and executive officers, the dollar range of Shares owned by directors of the Fund and information on committees of the Board.  Stockholders should refer to the Fund’s proxy statement in order to review this disclosure.

According to the Fund’s proxy statement, the Fund’s investment manager is Deutsche Investment Management Americas Inc., with headquarters at 345 Park Avenue, New York, New York 10154.

For information concerning the participants in this solicitation, see Appendix C - Participant Information.

See Appendix E - Security Ownership of Certain Beneficial Owners of this proxy statement for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the management of the Fund.

The information concerning the Fund contained in this proxy statement and the appendices attached hereto has been taken from, or is based upon, publicly available information.

WESTERN INVESTMENT LLC

[_______], 2010

THIS SOLICITATION IS BEING MADE BY WESTERN INVESTMENT AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE FUND.  WESTERN INVESTMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  SHOULD OTHER MATTERS, WHICH WESTERN INVESTMENT IS NOT AWARE OF WITHIN A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

WESTERN INVESTMENT URGES YOU TO VOTE IN FAVOR OF THE ELECTION OF WESTERN INVESTMENT’S NOMINEES, EITHER BY TELEPHONE OR BY INTERNET AS DESCRIBED IN THE ENCLOSED GOLD PROXY CARD OR BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD TODAY.

APPENDIX TO PROXY STATEMENT

FILED BY WESTERN INVESTMENT LLC RELATING TO THE 2010 ANNUAL MEETING OF STOCKHOLDERS OF
DWS ENHANCED COMMODITY STRATEGY FUND, INC.1

Appendix A - Information Concerning the Annual Meeting

Appendix B - Additional Information About the Nominees

Appendix C - Information Concerning the Participants

Appendix D - Purchases and Sales in the Common Stock of the Fund
During the Past Two Years

Appendix E - Security Ownership of Certain Beneficial Owners

1Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Proxy Statement.

APPENDIX A

INFORMATION CONCERNING THE ANNUAL MEETING

The proxy statement, including the appendices attached thereto (the “Proxy Statement”), relates to the 2010 Annual Meeting of Stockholders of DWS Enhanced Commodity Strategy Fund, Inc. (formerly, DWS Global Commodities Stock Fund, Inc.) (the “Fund”).  The address of the principal executive offices of the Fund is 345 Park Avenue, New York, New York 10154.  The Fund’s Secretary may be contacted c/o Deutsche Investment Management Americas Inc., One Beacon Street, Boston, Massachusetts 02108.

VOTING AND PROXY PROCEDURES

Stockholders, including those who expect to attend the Annual Meeting, are urged to vote their Shares today by following the instructions for Internet voting detailed on the enclosed GOLD proxy card, by calling the toll-free number contained therein, or by signing, dating and mailing the enclosed GOLD proxy card in the enclosed return envelope to Western Investment LLC, c/o [__________], in the enclosed postage-paid envelope.

Authorized proxies will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of Arthur D. Lipson, Richard A. Rappaport and William J. Roberts (each a “Nominee” and collectively, the “Class I Nominees”) to the Board as Class I Directors at the Annual Meeting, FOR the election of Neil Chelo, Matthew S. Crouse, Robert H. Daniels, Gregory R. Dube and Robert A. Wood (each a “Nominee,” collectively the “Class III Nominees” together with the Class I Nominees the “Nominees”) to the Board as Class III Directors at the Annual Meeting, AGAINST the Merger, FOR Western Investment’s proposal that the Board the Fund’s investment advisory agreement with Deutsche be terminated and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

QUORUM

The presence at the Annual Meeting, in person or by proxy, of stockholders of the Fund entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, abstentions and broker “non-votes,” if any, will be treated as shares that are present but that have not been voted.  Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.  Accordingly, stockholders are urged to forward their voting instructions promptly.

ABSTENTIONS

Abstentions will be counted for the purpose of determining whether a quorum is present.  Abstentions will not be counted as votes cast on any proposal set forth in the Proxy Statement.

DISCRETIONARY VOTING

Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote.

REVOCATION OF PROXIES

Stockholders of the Fund may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy), by delivering a later-dated proxy by Internet, by telephone or by mail, or by delivering a written notice of revocation.  The delivery of a later-dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Western Investment in care of [____________] at the address set forth on the back cover of this appendix or to the Fund’s Secretary c/o Deutsche Investment Management, Americas Inc., One Beacon Street, Boston, Massachusetts, 02108 or to any other address provided by the Fund.  Although a revocation is effective if delivered to the Fund, Western Investment requests that either the original or photostatic copies of all revocations be mailed to Western Investment in care of [____________] at the address set forth on the back cover of the Proxy Statement so that Western Investment will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the record date of a majority of the outstanding Shares.  If you hold your Shares in street name, please check your voting instruction card or contact your bank, broker or nominee for instructions on how to change or revoke your vote.  Additionally, [____________] may use this information to contact stockholders who have revoked their proxies in order to solicit later-dated proxies for the election of the Nominees and approval of other proposals described herein.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to the Proxy Statement is being made by Western Investment.  Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

Western Investment has entered into an agreement with [____________] for solicitation and advisory services in connection with this solicitation, for which [____________] will receive a fee not to exceed $[_____], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  [____________] will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Western Investment has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.  Western Investment will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that [____________] will employ approximately [__] persons to solicit the Fund’s stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Western Investment, subject to certain limitations, pursuant to the terms of the Joint Filing and Solicitation Agreement described in Appendix C - Information Concerning the Participants.  Certain of the participants in this solicitation have separately agreed to reimburse Western Investment on a pro rata basis for these expenses.  Because Western Investment believes that the Fund’s stockholders will benefit from the solicitation, Western Investment intends to seek reimbursement from the Fund, to the fullest extent permitted by law, of all expenses it incurs in connection with the solicitation.  Western Investment does not intend to submit the question of such reimbursement to a vote of security holders of the Fund unless otherwise required by law.  Costs of the solicitation of proxies are currently estimated to be approximately $[_______].  Western Investment estimates that through the date hereof, its expenses in connection with the solicitation are approximately $[________].

STOCKHOLDER PROPOSALS

The Fund’s current bylaws current bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice containing the information required by the current bylaws generally must be delivered to the Secretary of the Fund, John Millette, c/o Deutsche Asset Management, Inc., One Beacon Street, Boston, Massachusetts, 02108.  The Fund’s bylaws provide that, to be considered timely, such written notice must be delivered not later than 120 days nor earlier than 150 days prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, if the Fund holds a 2010-2011 annual meeting and it is held within 30 days before or after June 28, 2011, a stockholder nomination or proposal intended to be considered at the 2010-2011 annual meeting must be received by the Secretary of the Fund on or after December 29, 2010, and on or prior to January 28, 2011.  However, under the rules of the Securities and Exchange Commission, if a stockholder wishes to submit a proposal for possible inclusion in the Fund’s 2010-2011 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if such a proxy statement is issued, the Fund must receive it on or before January 28, 2011.  All nominations and proposals must be in writing and must conform to the requirements of the bylaws of the Fund. If the Merger is approved by stockholders of the Fund, the merger might be consummated prior to any 2010-2011 annual meeting of the Fund being held.  As an open-end fund, the Fund would not hold annual meetings.

The information set forth above regarding the procedures for submitting stockholder nominations and proposals for consideration at the 2010-2011 annual meeting is based on information contained in the Fund’s proxy statement.  The incorporation of this information in this proxy statement should not be construed as an admission by us that such procedures are legal, valid or binding.

APPENDIX B

ADDITIONAL INFORMATION ABOUT THE NOMINEES

Western Investment has nominated three highly qualified individuals, Arthur D. Lipson, Richard A. Rappaport and William J. Roberts for nomination as directors to be elected to the Board as Class I Directors at the Annual Meeting and five highly qualified individuals, Neil Chelo, Matthew S. Crouse, Robert H. Daniels, Gregory R. Dube and Robert A. Wood for nomination as directors to be elected to the Board as Class III Directors at the Annual Meeting.

As of the Record Date, the dollar range of Shares of the Fund beneficially owned by each Nominee is as follows:

Name of Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds to be Overseen by Nominee in Family of Investment Companies
Neil Chelo	None	None
Matthew S. Crouse	None	None
Robert H. Daniels	$1 to $10,000	$1 to $10,000
Gregory R. Dube	None	None
Arthur D. Lipson*	Over $100,000	Over $100,000
Richard A. Rappaport	None	None
William J. Roberts	None	None
Robert A. Wood	None	None
_______
*
Mr. Lipson, by virtue of the relationships described in further detail in Appendix C - Additional Participant Information may be deemed an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).

Mr. Chelo does not currently hold, nor has he at any time held, any position with Fund.  Mr. Chelo does not oversee any portfolios in the Fund’s Fund Complex, provided however that Mr. Chelo has been nominated for election as a director of DWS RREEF World Real Estate & Tactical Strategies Fund, Inc.  (“DRP”) and DWS Global High Income Fund, Inc. (“LBF”).  Mr. Chelo does not directly own, and has not purchased or sold during the past two years, any securities of the Fund.

Mr. Crouse does not currently hold, nor has he at any time held, any position with the Fund.  Mr. Crouse does not oversee any portfolios in the Fund’s Fund Complex.  Mr. Crouse does not directly own, and has not purchased or sold during the past two years, any securities of the Fund.

Mr. Daniels does not currently hold, nor has he at any time held, any position with the Fund.  Mr. Daniels does not oversee any portfolios in the Fund’s Fund Complex, provided however that Mr. Daniels has been nominated for election as a director of DWS Dreman Value Income Edge Fund, Inc. (“DHG”), DRP and LBF.  As of the date hereof, Mr. Daniels directly owns 1,437.1 Shares.  For information regarding purchases and sales during the past two years by Mr. Daniels of securities of the Fund, see Appendix D - Purchases and Sales in the Common Stock of the Fund During the Past Two Years.

Mr. Dube does not currently hold, nor has he at any time held, any position with Fund.  Mr. Dube does not oversee any portfolios in the Fund’s Fund Complex, provided however that Mr. Dube has been nominated for election as a director of DHG, DRP and LBF.  Mr. Dube does not directly own, and has not purchased or sold during the past two years, any securities of the Fund.

Mr. Lipson does not currently hold, nor has he at any time held, any position with the Fund.  Mr. Lipson does not oversee any portfolios in the Fund’s Fund Complex, provided however that Mr. Lipson has been nominated for election as a director of DHG, DRP and LBF, and a trustee of DWS Multi-Market Income Trust, DWS High Income Trust and DWS Strategic Income Trust.  Mr. Lipson owns directly 19,275 Shares.  Mr. Lipson, as the managing member of Western Investment, may be deemed to beneficially own the 2,123,176.24 Shares beneficially owned by Western Investment.  Mr. Lipson disclaims beneficial ownership of such Shares.  For information regarding purchases and sales during the past two years by Mr. Lipson and Western Investment and its affiliates of securities of the Fund that may be deemed to be beneficially owned by Mr. Lipson, see Appendix D - Purchases and Sales in the Common Stock of the Fund During the Past Two Years.

Mr. Rappaport does not currently hold, nor has he at any time held, any position with the Fund.  Mr. Rappaport does not oversee any portfolios in the Fund’s Fund Complex.  Mr. Rappaport does not directly own, and has not purchased or sold during the past two years, any securities of the Fund.

Mr. Roberts does not currently hold, nor has he at any time held, any position with the Fund.  Mr. Roberts does not oversee any portfolios in the Fund’s Fund Complex, provided however that Mr. Roberts has been nominated for election as a director of DHG.  Mr. Roberts does not directly own, and has not purchased or sold during the past two years, any securities of the Fund.

Professor Wood does not currently hold, nor has he at any time held, any position with Fund.  Professor Wood does not oversee any portfolios in the Fund’s Fund Complex.  Professor Wood does not directly own, and has not purchased or sold during the past two years, any securities of the Fund.

None of the Nominees, their affiliates or any other related persons, has, during the past 5 years, held any position, including as an officer, employee, director or general partner, with (i) the Fund, (ii) any investment company, or any person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and (c)(7) of the 1940 Act, having the same investment adviser, principal underwriter or Sponsoring Insurance Company (as such item is defined in the 1940 Act) or under the control of such investment adviser, principal underwriter or Sponsoring Insurance Company, as the Fund, (iii) the Fund’s investment adviser, principal underwriter or Sponsoring Insurance Company and (iv) any person, directly or indirectly controlling, controlled by, or under common control of the Fund’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

Since the beginning of the Fund’s last two completed fiscal years, no officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company, of the Fund, or of a person directly or indirectly controlling, controlled by, or under common control thereby, serves, or has served, on the board of directors of a company of which a Nominee or any of his Immediate Family Members (as such term is defined in Schedule 14A of the Exchange Act) is or was an officer.

Western Investment has signed letter agreements pursuant to which it has agreed to indemnify Messrs. Chelo, Crouse, Daniels, Dube, Rappaport and Roberts and Professor Wood against claims arising from the solicitation.

Since the beginning of the Fund’s last two completed fiscal years, no Nominee or any of his Immediate Family Members was a party to any transaction, or series of similar transactions or is a party to any currently proposed transaction, or series of similar transactions, in which the amount involved exceeded or is to exceed $120,000 or has or has had any direct or indirect relationship, in which the amount involved exceeded or is to exceed $120,000, to which (i) the Fund, (ii) any of its officers, (iii) any investment company, or officer thereof, or any person, or officer thereof, that would be an investment company but for the exclusions provided by Sections 3(c)(1) and (c)(7) of the 1940 Act, having the same investment adviser, principal underwriter or Sponsoring Insurance Company or under the control of such investment adviser, principal underwriter or Sponsoring Insurance Company, as the Fund, (iv) the Fund’s investment adviser, principal underwriter or Sponsoring Insurance Company, or officer thereof, or (v) any person, or officer thereof, directly or indirectly controlling, controlled by, or under common control of the Fund’s investment adviser, principal underwriter, or Sponsoring Insurance Company, was or is to be a party.

No Nominee or any of his Immediate Family Members has or has had any direct or indirect interest, the value of which exceeded or is to exceed $120,000, during the past five years, in (i) the Fund’s investment adviser, principal underwriter or Sponsoring Insurance Company; or (ii) any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Fund’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

No Nominee or any of his Immediate Family Members owns beneficially or of record any class of securities in (i) the Fund’s investment adviser, principal underwriter or Sponsoring Insurance Company; or (ii) any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Fund’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

None of the Nominees or any of their Immediate Family Members has, or has had since the beginning of the Company’s last two completed fiscal years, or has currently proposed, any direct or indirect relationship, in which the amount involved exceeds $120,000, with any of the persons specified in paragraphs (b)(8)(i) through (b)(8)(viii) of Item 22 of Schedule 14A.

The Nominees are citizens of the United States of America.

The information provided above has been furnished to Western Investment by the Nominees.

Other than as stated in the Proxy Statement, including the appendices attached thereto, the Nominees will not receive any compensation from Western Investment for their services as directors of the Fund, nor are there any arrangements or understandings between Western Investment and any of the Nominees or any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by each of the Nominees to be named in the Proxy Statement and to serve as a director of the Fund if elected as such at the Annual Meeting.  Additionally, other than as stated in the Proxy Statement, none of the Nominees is a party adverse to the Fund or any of its subsidiaries or has a material interest adverse to the Fund or any of its subsidiaries in any material pending legal proceedings.

Western Investment does not expect that the Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed GOLD proxy card will be voted for substitute nominees.  In addition, Western Investment reserves the right to nominate substitute persons if the Fund makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees.  In any such case, Shares represented by the GOLD proxy card will be voted for such substitute nominees.  Western Investment reserves the right to nominate additional persons if the Fund increases the size of the Board above its existing size, increases the number of directors whose terms expire at the Annual Meeting or calls a meeting to fill any vacancies on the Board.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Western Investment that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Fund’s corporate machinery.

APPENDIX C

INFORMATION CONCERNING THE PARTICIPANTS

Western Investment, Western Investment Hedged Partners L.P., a Delaware limited partnership (“WIHP”), Western Investment Activism Partners LLC, a Delaware limited liability company (“WIAP”), Western Investment Total Return Partners L.P., a Delaware limited partnership (“WITRP”), Western Investment Total Return Fund Ltd., a Cayman Islands corporation (“WITRL”), Arthur D. Lipson (“Mr. Lipson,” and together with Western Investment, WIHP, WIAP, WITRP and WITRL, the “Western Entities”), Benchmark Plus Partners, L.L.C., a Delaware limited liability company (“BPP”), Benchmark Plus Institutional Partners, L.L.C., a Delaware limited liability company (“BPIP”), Benchmark Plus Management, L.L.C., a Delaware limited liability company (“BPM”), Scott Franzblau (“Mr. Franzblau”), Robert Ferguson (“Mr. Ferguson,” and together with BPP, BPIP, BPM and Mr. Franzblau, the “Benchmark Entities”), Neil Chelo (“Mr. Chelo”), Matthew S. Crouse (“Mr. Crouse”), Robert H. Daniels (“Mr. Daniels”), Gregory R. Dube (“Mr. Dube”), Richard A. Rappaport (“Mr. Rappaport”), William J. Roberts (“Mr. Roberts”), Professor Robert A. Wood (“Professor Wood”) and Lynn D. Schultz are members of a group (the “Group”) formed in connection with this proxy solicitation and are deemed participants in this proxy solicitation.

As of the date hereof, the Group collectively owns an aggregate of 3,033,971.34 Shares, constituting approximately 19% of the Shares outstanding.  Each member of the Group, as a member of a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act, may be deemed to beneficially own the Shares owned by the Group.  Each member of the Group specifically disclaims beneficial ownership of the Shares disclosed herein that he, she or it does not directly own.  For information regarding purchases and sales of securities of the Fund during the past two years by the members of the Group, see Appendix D - Purchases and Sales in the Common Stock of the Fund During the Past Two Years.

Western Investment is the investment manager of WITRL, the managing member of WIAP and the general partner of each of WIHP and WITRP.  Mr. Lipson serves as the managing member of Western Investment.  BPM is the managing member of each of BPIP and BPP.  Messrs. Franzblau and Ferguson are managing members of BPM.  Each of Messrs. Chelo, Crouse, Daniels, Dube, Lipson, Rappaport and Roberts and Professor Wood has been nominated by Western Investment for election as directors at the Annual Meeting.

The principal business of Western Investment is acting as the general partner, managing member or investment manager, as the case may be, of WIHP, WIAP, WITRP and WITRL.  The principal business of WIHP, WIAP, WITRP and WITRL is acquiring, holding and disposing of investments in various companies.  The principal occupation of Arthur D. Lipson is serving as the managing member of Western Investment.  The principal business address of Mr. Lipson, Western Investment, WIHP, WIAP and WITRP is c/o Western Investment LLC, 7050 South Union Park Center, Suite 590, Midvale, Utah 84047.  The principal business address of WITRL is c/o dms Management, P.O. Box 31910, dms House, 20 Genesis Close, Grand Cayman KY1-1208, Cayman Islands.

As of the date hereof, WIHP, WIAP, WITRP and WITRL beneficially own 530,570, 530,328, 531,032 and 529,909 Shares, respectively.  As the managing member of WIAP, the investment manager of WITRL and the general partner of each of WIHP and WITRP, Western Investment may be deemed to beneficially own the 2,121,839 Shares owned in the aggregate by WIHP, WIAP, WITRP and WITRL, in addition to the 1,337.24 Shares it holds directly.  As the managing member of Western Investment, Mr. Lipson may be deemed to beneficially own the 2,123,176.24 Shares beneficially owned by Western Investment, in addition to the 19,275 Shares he owns directly.  As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act, the Western Entities may be deemed to beneficially own the 891,520.1 Shares owned by the other Participants.  The Western Entities disclaim beneficial ownership of such Shares.

The principal business of BPM is acting as the managing member of BPIP and BPP.  The principal business of BPIP and BPP is acquiring, holding and disposing of investments in various companies.  The principal occupation of each of Messrs. Franzblau and Ferguson is serving as a managing member of BPM.  Western Investment provides recommendations from time to time to BPIP and BPP with respect to purchases and sales of Shares of the Fund, pursuant to an oral agreement between Western Investment and BPIP and Western Investment and BPP.  The principal business address of each of the Benchmark Entities is 820 A Street, Suite 700, Tacoma, Washington 98402.

As of the date hereof, BPIP and BPP beneficially own 456,903 and 433,080 Shares, respectively.  As the managing member of BPIP and BPP, BPM may be deemed to beneficially own the 889,983 Shares owned in the aggregate by BPIP and BPP.  As managing members of BPM, Messrs. Franzblau and Ferguson may each be deemed to beneficially own the 889,983 Shares beneficially owned by BPM.  As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act, the Benchmark Entities may be deemed to beneficially own the 2,143,988.34 Shares owned by the other Participants.  The Benchmark Entities disclaim beneficial ownership of such Shares.

The principal occupation of Mr. Chelo is serving as the Director of Research of BPM.  The principal occupation of Mr. Crouse is serving as a portfolio manager at Western Investment.  The principal occupation of Mr. Daniels is Emeritus Professor of Accounting at San Francisco State University and attorney.  The principal occupation of Mr. Dube is serving as the Chairman of Roseheart Associates, a private company that invests in securities and real estate.  The principal occupation of Mr. Rappaport is attorney.  The principal occupation of Mr. Roberts is serving as the Director of U.S. Advocacy for the Atlantic Philanthropies (USA) Inc.  The principal occupation of Professor Wood is serving as an Emeritus Professor of Finance at the University of Memphis.  The principal business address of Mr. Chelo is 820 A Street, Suite 700, Tacoma, Washington 98402.  The principal business address of Mr. Crouse is 7050 South Union Park Center, Suite 590, Midvale, Utah 84047.  The principal business address of Mr. Daniels is 1685 Eighth Avenue, San Francisco, California 94122.  The principal business address of Mr. Dube is 873 East Saddle River Road, Ho-Ho-Kus, New Jersey 07423.  The principal business address of Mr. Rappaport is c/o Cohne, Rappaport & Segal, P.C., 257 East 200 South, Suite 700, Salt Lake City, Utah 84111.  The principal business address of Mr. Roberts is c/o The Atlantic Philanthropies (USA) Inc., 125 Park Avenue, 21st floor, New York, New York 10017.  The principal business address of Professor Wood is c/o Fogelman College of Business & Economics, The University of Memphis, Tennessee 38152.

The principal occupation of Ms. Schultz is psychotherapist.  Ms. Schultz does not have a principal business address, but can be reached c/o Western Investment LLC, 7050 South Union Park Center, Suite 590, Midvale, Utah 84047.

Mr. Daniels directly owns 1,437.1 Shares.  As a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act, Mr. Daniels may be deemed to beneficially own the 3,032,534.24 Shares beneficially owned in the aggregate by the other Participants.  Mr. Daniels disclaims beneficial ownership of such Shares.

Ms. Schultz directly owns 100 Shares.  As a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act, Ms. Schultz may be deemed to beneficially own the 3,033,871.34 Shares beneficially owned in the aggregate by the other Participants.  Ms. Schultz disclaims beneficial ownership of such Shares.

None of Messrs. Chelo, Crouse, Dube, Rappaport or Roberts or Professor Wood directly owns any Shares.  As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act, each of Messrs. Chelo, Crouse, Dube, Rappaport and Roberts and Professor Wood may be deemed to beneficially own the 3,033,971.34 Shares beneficially owned in the aggregate by the other Participants.  Each of Messrs. Chelo, Crouse, Dube, Rappaport and Roberts and Professor Wood disclaims beneficial ownership of such Shares.

Members of the Group may, from time to time, enter into and dispose of additional cash-settled equity swap or other similar derivative transactions with one or more counterparties that are based upon the value of the Shares, which transactions may be significant in amount.  The profit, loss and/or return on such additional contracts may be wholly or partially dependent on the market value of the Shares, the relative value of such Shares in comparison to one or more other financial instruments, indexes or securities, a basket or group of securities in which such Shares may be included, or a combination of any of the foregoing.  Members of the Group may also, from time to time, enter into stock loan agreements with one or more counterparties in the ordinary course of business pursuant to which members of the Group may lend their Shares subject to recall at their discretion.

On August 6, 2009, Western Investment, WIHP, WIAP, WITRP, WITRL, BPP, BPIP, BPM and Messrs. Lipson, Franzblau, Ferguson, Chelo, Crouse, Daniels, Dube, Rappaport and Roberts, Professor Wood and Lynn D. Schultz (collectively, the “Group”) entered into an Amended and Restated Joint Filing and Solicitation Agreement in which, among other things, (a) the parties agreed to the joint filing and solicitation on behalf of each of them of statements on Schedule 13D with respect to the securities of the Fund to the extent required under applicable securities laws and (b) the parties agreed to form the group for the purpose of soliciting proxies or written consents for the election of the Nominees at the Annual Meeting.

On February 22, 2010, Western Investment filed a complaint (the “Complaint”) in the United States District Court for the Southern District of New York against the Fund.

On March 4, 2010, Western Investment filed an amended complaint (the “Amended Complaint”) in the United States District Court for the Southern District of New York against the Fund. Civil Action No. 10 cv 1399.  The Amended Complaint and its accompanying motion for injunctive and declaratory relief sought three outcomes:  First, Western Investment sought injunctive relief to compel the Fund, which had failed to hold a stockholders meeting since 2008, and whose directors were last elected in 2007, to hold a stockholders meeting to elect directors immediately.  After Western Investment filed its motion, the Fund scheduled the Annual Meeting, at the latest possible date.  Western Investment’s motion had sought a meeting sooner, but Western Investment recognizes that this branch of its motion effectively succeeded and is now moot.

Second, Western Investment sought relief to enjoin the Fund from implementing changes to its investment objective without stockholder approval.  On April 6, 2010, the Court denied that portion of Western Investment’s motion.

Third, Western Investment sought declaratory and/or injunctive relief requiring the Fund to recognize the Group’s right to vote all of its Shares.  The Fund has announced it will not count the votes of any Shares acquired by the Group after September 11, 2009 (presently [____] Shares).  Western Investment alleges that the Fund’s refusal is a breach of Article V, Paragraph 4 of the Fund’s Articles of Incorporation and violates the MCSAA.

This request for declaratory judgment is pending.  Also pending before the Court is the Fund’s motion to dismiss the Amended Complaint.

Except as set forth in the Proxy Statement, (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Fund; (iii) no participant in this solicitation owns any securities of the Fund which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Fund during the past two years; (v) no part of the purchase price or market value of the securities of the Fund owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Fund; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Fund; (ix) no participant in this solicitation or any of his/her/its associates was a party to any transaction, or series of similar transactions, since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Fund or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his/her/its associates has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.  Except as set forth in the Proxy Statement, there are no material proceedings to which any of the participants in this solicitation or any of their associates is a party adverse to the Fund or any of its subsidiaries or has a material interest adverse to the Fund or any of its subsidiaries.  With respect to each of the participants in the solicitation, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act, occurred during the past ten years.

APPENDIX D

PURCHASES AND SALES IN THE COMMON STOCK OF THE FUND
DURING THE PAST TWO YEARS

Transaction	Quantity	Date	Price ($)

Western Investment Hedged Partners, L.P.

Buy	281,400	06/05/08	19.8100
Buy	30,000	07/07/08	18.9040
Buy	3,100	07/14/08	19.0351
Sell	6,3021	07/21/08	20.7300
Sell	30,9352	07/22/08	20.7300
Buy	26,300	08/13/08	16.0657
Buy	14,300	08/14/08	16.1094
Buy	20,000	08/18/08	15.9393
Buy	30,0002	08/18/08	15.8500
Buy	50,000	08/21/08	16.6902
Sell	7,100	01/12/09	6.1836
Sell	62,500	01/14/09	5.8380
Buy	3,500	05/06/09	6.8006
Buy	500	05/06/09	6.7885
Buy	8,900	05/07/09	6.7404
Buy	15,043	05/26/09	7.1286
Buy	3,000	06/17/09	6.9631

Western Investment Activism Partners LLC

Buy	272,200	06/05/08	19.8100
Sell	48,5393	07/22/08	20.7300
Buy	7,600	08/19/08	15.7480
Sell	7,000	01/12/09	6.1836
Sell	62,500	01/14/09	5.8380
Sell	1,100	02/11/09	5.9402
Buy	16,900	06/17/09	6.9631
Buy	4,400	06/18/09	7.0901
Buy	1,600	06/19/09	7.1225
Buy	2,100	06/22/09	6.6977
Buy	5,200	06/23/09	6.6966
Buy	1,400	06/24/09	6.7717
Buy	3,000	06/25/09	6.9576

1 Shares tendered pursuant to the terms of the tender offer made by DWS Global Commodities Stock Fund, Inc.

2 Shares were acquired through a cross-trade with Western Investment Total Return Partners L.P., an affiliate of Western Investment Hedged Partners L.P.

3 Shares tendered pursuant to the terms of the tender offer made by DWS Global Commodities Stock Fund, Inc.

Transaction	Quantity	Date	Price ($)

Western Investment Total Return Partners L.P.

Buy	216,800	06/05/08	19.8100
Sell	50,3474	07/22/08	20.7300
Buy	15,000	08/06/08	16.5081
Buy	300	08/11/08	16.2325
Sell	30,0005	08/18/08	15.8466
Sell	7,000	01/12/09	6.1836
Sell	62,500	01/14/09	5.8380
Buy	3,400	05/06/09	6.8007
Buy	500	05/06/09	6.7885
Buy	8,800	05/07/09	6.7404
Buy	15,000	05/26/09	7.1286
Buy	8,000	06/17/09	6.9631

Western Investment Total Return Fund Ltd.

Buy	567,729	08/21/08	16.6900
Sell	7,000	01/12/09	6.1821
Sell	62,500	01/14/09	5.8378
Buy	16,800	06/17/09	6.9631
Buy	4,400	06/18/09	7.0901
Buy	1,700	06/19/09	7.1225
Buy	2,100	06/22/09	6.6977
Buy	5,271	06/23/09	6.6966
Buy	1,409	06/24/09	6.7717

Western Investment LLC

--	1006	06/01/09	--
Buy	200	02/16/10	7.8885

Arthur D. Lipson

Buy	2,000	11/23/09	8.4196
Buy	300	12/09/09	8.1400
Buy	900	12/11/09	8.1700
Buy	200	12/11/09	8.2300

4 Shares tendered pursuant to the terms of the tender offer made by DWS Global Commodities Stock Fund, Inc.

5 Shares were transferred in a cross-trade with Western Investment Hedged Partners L.P., an affiliate of Western Investment Total Return Partners L.P.

6 Transferred as gift.

Transaction	Quantity	Date	Price ($)

Buy	4,400	01/22/10	8.0156
Buy	400	02/05/10	7.3900
Buy	1,075	02/08/10	7.4800
Buy	2,500	02/08/10	7.5297
Buy	2,700	02/08/10	7.5299
Buy	2,100	03/26/10	8.0410
Buy	1,300	03/29/10	8.2346
Buy	1,100	03/30/10	8.2409
Buy	300	04/23/10	9.0200

Benchmark Plus Institutional Partners, L.L.C.

Buy	31,500	05/27/08	19.5685
Buy	21,700	05/28/08	19.6408
Buy	2,700	05/29/08	19.7881
Buy	31,600	05/30/08	19.6122
Buy	1,300	06/02/08	19.6633
Buy	14,300	06/03/08	19.6230
Buy	18,200	06/04/08	19.4411
Buy	20,000	06/05/08	19.5184
Buy	3,000	06/06/08	19.9635
Sell	20,5267	07/21/08	20.7300
Sell	88,500	01/14/09	5.7822
Sell	19,100	01/15/09	5.6580
Buy	5,818	05/27/09	7.1068
Buy	6,090	05/28/09	7.1858
Buy	7,067	06/25/09	6.9590
Buy	13,476	06/29/09	6.9932
Buy	100	06/30/09	7.1125
Buy	1,238	07/08/09	6.3376
Buy	11,200	07/09/09	6.4766
Buy	12,797	07/10/09	6.3868
Buy	1,500	08/21/09	7.6092
Buy	1,300	08/28/09	7.6302
Buy	2,200	09/11/09	7.8884
Buy	1,000	09/14/09	7.9785
Buy	1,000	09/15/09	8.0105
Buy	2,000	10/05/09	7.6775
Buy	2,000	10/06/09	7.8415
Buy	2,100	11/02/09	7.7344

7 Shares tendered pursuant to the terms of the tender offer made by DWS Global Commodities Stock Fund, Inc.

Transaction	Quantity	Date	Price ($)

Buy	300	11/03/09	7.8458
Buy	100	11/04/09	8.2025
Buy	800	11/23/09	8.4350
Buy	5,200	11/25/09	8.4740
Buy	615	11/27/09	8.1348
Buy	1,200	11/27/09	8.2308
Buy	1,600	11/30/09	8.3423
Buy	7,700	12/01/09	8.4438
Buy	1,700	12/07/09	8.2644
Buy	100	12/08/09	8.2085
Buy	1,600	12/10/09	8.1948
Buy	4,800	12/11/09	8.1894
Buy	10,000	12/16/09	8.2735
Buy	15,000	12/16/09	8.3243
Buy	7,000	12/22/09	8.2579
Buy	28,900	12/23/09	8.3151
Buy	400	12/24/09	8.4035
Buy	2,100	12/28/09	8.5090
Buy	26,900	12/30/09	8.2993
Buy	11,700	12/31/09	8.3410
Buy	11,500	01/04/10	8.4894
Buy	8,300	01/05/10	8.6040
Buy	3,600	01/06/10	8.6644
Buy	5,200	01/11/10	8.7674
Buy	1,400	01/15/10	8.6756
Buy	1,800	01/21/10	8.2341
Buy	13,900	01/22/10	8.0049
Buy	4,000	01/25/10	8.0755
Buy	3,000	01/26/10	7.9738
Buy	11,722	01/28/10	7.7761
Buy	2,300	01/29/10	7.7528
Buy	6,577	02/01/10	7.8051
Buy	2,922	02/02/10	7.9710
Buy	4,357	02/03/10	7.9351
Buy	3,950	02/05/10	7.4596
Buy	982	02/08/10	7.4987
Buy	5,018	02/09/10	7.6368
Buy	2,800	02/09/10	7.6561
Buy	27,700	02/10/10	7.6168
Buy	8,600	02/10/10	7.5537

Benchmark Plus Partners, L.L.C.

Buy	254,693	08/21/08	16.6900
Sell	6,000	01/12/09	6.1819
Buy	6,200	07/13/09	6.4478
Buy	40,087	07/14/09	6.5200

Transaction	Quantity	Date	Price ($)

Buy	400	07/15/09	6.6835
Buy	22,300	07/16/09	6.8581
Buy	28,500	07/17/09	6.9391
Buy	9,100	07/21/09	7.1428
Buy	9,800	07/22/09	7.1540
Buy	500	07/23/09	7.0965
Buy	10,000	02/11/10	7.5986
Buy	6,200	02/12/10	7.6101
Buy	4,000	02/22/10	7.5299
Buy	12,900	02/23/10	7.7941
Buy	8,400	02/24/10	7.7654
Buy	2,700	02/25/10	7.6522
Buy	11,600	02/26/10	7.7437
Buy	1,500	03/01/10	7.7252
Buy	7,900	03/03/10	8.0037
Buy	2,300	03/04/10	8.0128

Robert H. Daniels

Sell	90	07/10/08	20.3000
Buy	400	12/02/08	8.5500

Lynn D. Schultz

--	1008	06/01/09	--

8 Shares were a gift.

APPENDIX E

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table is derived from the Fund’s ________ filed with the
Securities and Exchange Commission on [_______]

E-1

IMPORTANT

Tell your Board what you think!  Your vote is important.  No matter how many Shares you own, please give Western Investment your proxy FOR the election of Western Investment’s Nominees by voting your Shares by telephone or Internet as described in the enclosed GOLD proxy card or by signing and dating the enclosed GOLD proxy card, and returning it in the postage-paid envelope provided.

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Accordingly, please contact the person responsible for your account and instruct that person to execute the GOLD proxy card.  In addition, if you hold your Shares in a brokerage or bank account, your broker or bank may allow you to provide your voting instructions by telephone or Internet.  Please consult the materials you receive from your broker or bank prior to authorizing a proxy by telephone or Internet.  Western Investment urges you to confirm in writing your instructions to Western Investment in care of [_________] at the address provided below so that Western Investment will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions or need assistance voting your shares, please call:

[_____________]
[_____________]
[_____________]

Stockholders Call Toll-Free at: (___) ___-____
Banks and Brokers Call Collect at: (___) ___-____

You may also contact Western Investment LLC via email at
info@fixmyfund.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MAY 28, 2010

PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE ▼

GOLD
 PROXY

DWS ENHANCED COMMODITY STRATEGY FUND, INC.
(FORMERLY DWS GLOBAL COMMODITIES STOCK FUND, INC.)

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF WESTERN INVESTMENT LLC

THE BOARD OF DIRECTORS OF
DWS ENHANCED COMMODITY STRATEGY FUND, INC.
IS NOT SOLICITING THIS PROXY

The undersigned appoints Arthur D. Lipson and Scott Franzblau, and each of them, as the undersigned’s attorneys and agents with full power of substitution to vote all shares of common stock of DWS Enhanced Commodity Strategy Fund, Inc. (the “Fund”) which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Fund scheduled to be held on June 28, 2010 Monday June 28, 2010 at 2:00 p.m., Eastern time, at the New York Marriott Eastside, 525 Lexington Avenue, New York, NY 10017, including any adjournments or postponements thereof or any meeting which may be called in lieu thereof (the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Fund held by the undersigned, and hereby ratifies and confirms all actions the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of such attorneys and proxies and their substitutes with respect to any other matters as may properly come before the Annual Meeting.  Mark each vote with an X in the box.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED FOR WESTERN INVESTMENT LLC’S NOMINEES, AGAINST PROPOSAL NO. 3 AND FOR PROPOSAL NO. 4.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MAY 28, 2010

GOLD PROXY CARD

WESTERN INVESTMENT LLC (“WESTERN”) RECOMMENDS A VOTE FOR ITS NOMINEES, AGAINST PROPOSAL NO. 3 AND FOR PROPOSAL NO. 4.

1.
Western’s proposal to elect three nominees to serve as Class I Directors of  the Board of Directors of the Fund (the “Board”), each to hold office until the Fund’s annual meeting of stockholders held during its 2012-2013 fiscal year and until their respective successors have been duly elected and qualify.

Arthur D. Lipson Richard A. Rappaport William J. Roberts	FOR ALL NOMINEES []	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES [ ]	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW ____________________________ ____________________________

2.
Western’s proposal to elect five nominees to serve as Class III Directors of  the Board, each to hold office until the Fund’s annual meeting of stockholders held during its 2011-2012 fiscal year and until their respective successors have been duly elected and qualify.

Neil Chelo Matthew S. Crouse Robert H. Daniels Gregory R. Dube Robert A. Wood	FOR ALL NOMINEES []	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES [ ]	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW ____________________________ ____________________________ ____________________________ ____________________________

3.
The Fund’s proposal to consider and vote upon an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all of the assets of the Fund to DWS Enhanced Commodity Strategy Fund, a series of DWS Institutional Funds (the “ECS Open-End Fund”), in exchange for shares of the ECS Open-End Fund and the assumption by the ECS Open-End Fund of all the liabilities of the Fund and the distribution of such shares, expected to occur on a tax-free basis for federal income tax purposes, to the stockholders of the Fund in complete liquidation and termination of the Fund.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4.	Western’s proposal to terminate the Investment Management Agreement between the Fund and Deutsche Investment Management Americas Inc.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

DATE:  ____________________________

____________________________________
(Signature)
____________________________________
(Signature, if held jointly)
____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT  OWNERS
SHOULD  EACH SIGN.  EXECUTORS, ADMINISTRATORS,
TRUSTEES, ETC. SHOULD INDICATE THE CAPACITY IN
WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME
APPEARS ON THIS PROXY.